Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 26, 2016, in Post-Effective Amendment No. 1 to the Registration Statement (Form F-1 No. 333-215653) and related Prospectus of Yatra Online, Inc. dated June 08, 2017.

Gurgaon, Haryana, India

June 08, 2017